EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 29, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Investors Real Estate Trust on Form 10‑K for the year ended April 30, 2015.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Investors Real Estate Trust on Forms S-8 (File Nos. 333-191539, 333-173393, 333-155497, and 333-140176) and on Forms S-3 (File Nos. 333-189637, 333-189554, 333-187620, 333-182451, 333-182165, 333-177143, 333-173568, 333-169710, 333-169205, 333-166162, 333-165977, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-148131, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-114162, 333-112465, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761, and 333-67317).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 29, 2015